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                                                                     EXHIBIT 5.1







                               January 18, 2001




The MONY Group Inc.
1740 Broadway
New York, New York 10019


               Re: Registration Statement on Form S-8 Filed with the Securities and Exchange Commission on January 18, 2001

Ladies and Gentlemen:

               We are acting as special counsel for The MONY Group Inc., a Delaware corporation (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 2,000,000 shares of common stock, par value $0.01 per share (the "Shares"), to be offered pursuant to The Advest Thrift Plan (the "Plan") under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement").

               We are familiar with the proceedings of the Company relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth.

               Based on the foregoing, we are of the opinion that the Shares to be offered pursuant to the Plan have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of the Company authorizing such issuance and in accordance with the Plan, will be validly issued and outstanding, fully paid and nonassessable.
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               We are members of the Bar of the State of New York and the opinions expressed herein are limited to the General Corporation Law of the State of Delaware and judicial interpretations thereof.

               We note that Frederick W. Kanner, Esq., a partner of our Firm, is a member of the Board of Directors of the Company.

               We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/   Dewey Ballantine LLP